Exhibit 99.1

August 10, 2015

MusclePharm Reports 2015 Second Quarter Financial Results

Record Net Revenue of $50.5 million

$3.5 million Operating Cash Flow Positive for Q2 with $4.2 million in Cash

DENVER, CO — (Marketwired) — 08/10/15 — MusclePharm Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically driven, performance-lifestyle sports nutrition company, today announced financial results for the second quarter ended June 30, 2015.

Operating and Financial Highlights for Second Quarter 2015

•	Net revenue was a record $50.5 million;

•	$3.5 million operating cash flow positive for Q2 with $4.2 million in cash on hand;

•	$8.5 million sales backlog;

•	Gross margin was 34.7%, up 3.1 basis points versus 2014 full year results;

•	Adjusted EBITDA was $1.1 million.

“MusclePharm is a company that has consistently demonstrated strong growth potential and the ability to capitalize on opportunities, illustrated by record revenue for the quarter and improved gross margin,” said Brad Pyatt, MusclePharm’s chief executive officer.

“Sequentially our revenue has increased primarily due to organic growth with existing customers and sales from new product introductions. We closed the quarter with $8.5 million in sales backlog, illustrating consumer adoption of our brands resulting in significant continued growth potential. Our Adjusted EBITDA was $1.1 million, for which we expect to see continued improvement as we move forward in the second half of the year. We are excited by this quarter’s results, and expect that our business strategy will continue to grow our top line as we work toward profitability and long-term shareholder value creation.”

Recent Highlights

•	Ryan Drexler appointed as chairman of the Board, separating the roles of CEO and chairman.

•	Increased the number of directors on the board to seven, including five independent directors to be re-elected at the 2015 Annual Meeting of Stockholders later this month.

•	Fitness pioneer and Body-for-LIFE author Bill Phillips, former CEO and owner of EAS, named Strategic Advisor and Chief Editor of Content.

•	Signed UFC welterweight champion Robbie Lawler, number one middleweight contender Luke Rockhold and rising strawweight star Paige VanZant.

•	Ranked as the #2 best-selling protein bar (MusclePharm Combat Crunch Bar) on BodyBuilding.com.

Financial Results for Second Quarter 2015

Net revenue increased to a record $50.5 million, up 8% year-over-year. The Company also closed the quarter with a sales backlog of $8.5 million compared to $5.1 million at the end of the year 2014. Net revenue growth reflects increased sales from consumer adoption of new product introductions offset by a reduction in international sales related to the strengthening of the U.S. dollar. The Company continues to take significant steps to globalize its supply chain to address this issue.

Cash flow for the six months ended June 30, increased to $3.2 million up from ($1.6) million in the year prior demonstrating improved financial strength.

Gross margin was 34.7%, up 3.1 basis points over 2014 full year.

Adjusted EBITDA, a non-GAAP measure was $1.1 million, which eliminates depreciation, amortization, interest, taxes, stock-based compensation, and other expenses.

2015 Second Quarter Conference Call Information

When: Tuesday, August 11, 2015

Time: 8:00 a.m. Eastern Time

Phone: 1-877-407-9126 (domestic)

1-201-493-6751 (international)

A live webcast will be available online on MusclePharm’s website at http://ir.musclepharmcorp.com, where it will be archived for one year.

An audio replay of the conference call will be available through midnight August 18 by dialing 877-660-6853 from the U.S. or Canada, or 201-612-7415 from international locations, passcode 13581597.

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 120 countries and available in over 45,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram.

To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the earnings release contains non-GAAP financial measures adjusted for income taxes, depreciation and amortization of property and equipment, amortization of intangible assets, provision for doubtful accounts, amortization of prepaid stock compensation, amortization of prepaid sponsorship fees, stock based compensation, and issuance of common stock warrants. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis. Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

MusclePharm Corporation

Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash	$4,170	$1,020
Accounts receivable, net	24,607	16,644
Inventory	14,850	21,069
Prepaid giveaways	896	1,228
Prepaid stock compensation, current portion	4,573	4,476
Prepaid sponsorship and endorsement fees	448	238
Prepaid expenses and other current assets	3,620	1,742

Total current assets	53,164	46,417
Property and equipment, net	7,632	7,805
Long-term investments	977	—
Intangible assets, net	8,973	7,074
Prepaid stock compensation, long-term	4,110	4,952
Other assets	235	108

TOTAL ASSETS	$75,091	$66,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,834	$27,761
Accrued liabilities	9,121	7,023
Line of credit	6,000	8,000
Term loan, current portion	1,267	—
Other debt obligations	21	46

Total current liabilities	54,243	42,830
Term loan, non-current portion	2,318	—
Other long-term liabilities	361	146

TOTAL LIABILITIES	56,922	42,976

Commitments and contingencies
Stockholders’ equity:
Common stock	14	14
Additional paid-in capital	138,600	129,130
Treasury stock, at cost	(10,039)	(10,039)
Accumulated other comprehensive loss	(243)	(66)
Accumulated deficit	(110,163)	(95,659)

TOTAL STOCKHOLDERS’ EQUITY	18,169	23,380

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,091	$66,356

MusclePharm Corporation

Consolidated Statement of Operations

In thousands, except per share amounts

(unaudited)

	Three months ended
	6/30/2015	6/30/2014
Revenue, net	$50,476	$46,741
Cost of revenue	32,978	31,094

Gross profit	17,498	15,647

Operating expenses
Advertising and promotion	8,285	5,920
Salaries and benefits	7,763	5,777
Selling, general and administrative	5,121	2,357
Research and development	921	1,164
Professional fees	2,064	1,292

Total operating expenses	24,154	16,510

Loss from operations	(6,656)	(863)
Other expense, net	(348)	(27)

Loss before provision for income taxes	(7,004)	(890)
Provision for income taxes	21	45

Net loss	$(7,025)	$(935)

Net loss per share, basic	(0.51)	(0.09)

Net loss per share, diluted	(0.51)	(0.09)

MusclePharm Corporation

Reconciliation to Non-GAAP Income (Loss) to GAAP Income

In thousands

(unaudited)

	Three months ended
	6/30/2015	6/30/2014

Net loss	$(7,025)	$(935)
Non-GAAP adjustments:
Provision for income taxes	21	45
Depreciation and amortization of property and equipment	456	333
Amortization of intangible assets	273	293
Provision for doubtful accounts	68	64
Amortization of prepaid stock compensation	1,127	783
Amortization of prepaid sponsorship fees	1,821	1,810
Stock-based compensation	4,013	2,091
Issuance of common stock warrants to third parties for services	17	—
Other expense, net	348	27

Adjusted EBITDA	$1,119	$4,511

Investors:

Allyson Vento | Dana Gorman

The Abernathy MacGregor Group

(212) 371-5999

amv@abmac.com | dtg@abmac.com

Media:

Becky Warren on behalf of MusclePharm

(916) 607-0129

beckywarren22@gmail.com